UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2025

ROCKET LAB CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39560	39-2182599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3881 McGowen Street
Long Beach, California		90808
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 714 465-5737
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RKLB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 25, 2025, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Rocket Lab Corporation (the “Company”) adopted a Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”). The Bonus Plan provides for cash bonus payments based upon the attainment of performance targets established by the Compensation Committee. The performance targets may be related to financial and operational measures or objectives with respect to the Company (the “Corporate Performance Goals”), as well as individual performance objectives. The Bonus Plan is to be administered by the Compensation Committee, which will have full power and authority to administer and interpret the Bonus Plan.
Each key executive who is selected to participate in the Bonus Plan (a “Covered Participant”) will have a target bonus opportunity set for each applicable performance period. The bonus formulas will be adopted in each performance period by the Compensation Committee and communicated to each Covered Participant at the beginning of each performance period. The Corporate Performance Goals will be measured at the end of each performance period after our financial reports have been published or such other appropriate time as the Compensation Committee determines. If the Corporate Performance Goals and individual performance objectives are met, payments will be made as soon as practicable following the end of each performance period, but in no event later than two and one-half months after the end of the fiscal year in which such performance period ends. Subject to the rights contained in any written agreement between the Covered Participant and the Company, a Covered Participant must be employed by the Company on the bonus payment date to be eligible to receive a bonus payment. If a Covered Participant was not employed for an entire performance period, the Compensation Committee may pro rate the bonus based on the number of days employed during such period.
The foregoing description of the Bonus Plan does not purport to be complete and is qualified in its entirety by the full text of the Bonus Plan, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
(a)-(b) On August 27, 2025, the Company held its 2025 Annual Meeting of Stockholders (the “Meeting”). As of the record date of July 9, 2025 (the “Record Date”), there were 479,338,705 shares of the Company’s common stock, $0.0001 par value (“Common Stock”), outstanding, excluding treasury shares, and 45,951,250 shares of the Company’s Series A Convertible Participating Preferred Stock (“Series A Preferred Stock”, and together with the Common Stock, “Capital Stock”), which votes together as a single class with the Common Stock on an as-converted one-for-one basis. Of the total 525,289,955 shares of the Company’s Capital Stock outstanding as of the Record Date, 407,749,218 shares were represented at the Meeting. The Company’s stockholders considered four proposals at the Meeting, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 11, 2025. The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each proposal voted upon are set forth below.
Proposal 1.    The stockholders elected three Class I directors to hold office for a three-year term expiring at the 2028 annual meeting of stockholders and until their respective successors are duly elected and qualified, by the following vote:

Name of Directors Elected	For	Withhold	Broker Non-Votes
Jon Olson	274,966,256	26,025,138	106,757,824
Merline Saintil	246,052,594	54,938,800	106,757,824
Alex Slusky	299,916,802	1,074,592	106,757,824
Proposal 2.    The stockholders ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, by the following vote:

For	Against	Abstain
406,029,703	749,126	970,389

Proposal 3.    The stockholders approved, on a non-binding advisory basis, the compensation of our named executive officers disclosed in the Company’s definitive proxy statement, based upon the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
240,340,772	58,526,365	2,124,257	106,757,824
Proposal 4.    The stockholders did not approve an amendment to the Amended and Restated Certificate of Incorporation of Rocket Lab USA, Inc., the Company’s wholly owned subsidiary, to eliminate the recently added pass-through voting provision that requires approval by both the Company and the Company’s stockholders prior to certain actions being taken by or at Rocket Lab USA, Inc. (the “Amendment”). The Company did not receive the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the voting power of the outstanding shares of Capital Stock entitled to vote, the required vote to approve the Amendment, based upon the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
298,079,255	1,925,556	986,583	106,757,824
There were no broker non-votes with respect to Proposal 2.
No other items were presented for stockholder approval at the Meeting.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
10.1	Rocket Lab Corporation Senior Executive Cash Incentive Bonus Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET LAB CORPORATION

Date:	August 29, 2025	By:	/s/ Arjun Kampani
Arjun Kampani Senior Vice President, General Counsel, and Corporate Secretary